UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE
Washington, DC	20003
(Address of principal executive offices)	(Zip Code)

(202) 869-9150

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨ ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2023 by Xylem Inc., an Indiana corporation (the “Company”), the Company, Fore Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Evoqua Water Technologies Corp., a Delaware corporation (“Evoqua”), entered into an Agreement and Plan of Merger, dated as of January 22, 2023 (the “Merger Agreement”), which provided for, among other things, the merger (the “Merger”) of Merger Sub with and into Evoqua, with Evoqua continuing as the surviving corporation.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 24, 2023, the Merger was consummated in accordance with the terms of the Merger Agreement.

As previously disclosed and pursuant to the terms and conditions of the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of Evoqua common stock, par value $0.01 per share (“Evoqua Common Stock”), issued and outstanding immediately prior to the Effective Time, was automatically converted into the right to receive 0.48 shares (the “Exchange Ratio”) of the Company’s common stock, $0.01 par value per share (“Xylem Common Stock”), with cash paid in lieu of any fractional shares.

In addition, at the Effective Time, (i) all outstanding options to purchase Evoqua Common Stock converted into corresponding options to purchase shares of Xylem Common Stock, (ii) all outstanding unvested restricted stock units with respect to Evoqua Common Stock converted into corresponding restricted stock units with respect to shares of Xylem Common Stock, (iii) all outstanding unvested performance stock units with respect to Evoqua Common Stock converted into restricted stock units with respect to shares of Xylem Common Stock, with performance criteria deemed satisfied based on the achievement levels set forth in the Merger Agreement, and (iv) all outstanding vested and unvested cash-settled stock appreciation rights with respect to Evoqua Common Stock converted into corresponding cash-settled stock appreciation rights with respect to Xylem Common Stock ((i), (ii), (iii) and (iv) collectively, the “Converted Awards”), in each case, based on the Exchange Ratio. The exercise price of each such converted stock option will be equal to the exercise price of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio, rounded up to the nearest whole cent. The Converted Awards will otherwise continue to be governed by substantially the same general terms and conditions as applicable to such Converted Awards as in effect immediately prior to the Effective Time.

Accordingly, as a result of the Merger, the Company (i) expects to deliver to Evoqua’s stockholders an approximate aggregate total of 58,779,100 shares of Xylem Common Stock in exchange for shares of Evoqua Common Stock that were outstanding immediately prior to the Effective Time; and (ii) has reserved for issuance a maximum of 2,700,000 shares of Xylem Common Stock for issuance upon the exercise of the Converted Awards.

The above-described shares of Xylem Common Stock issued or reserved for issuance in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-270379) filed with the SEC, and declared effective on April 6, 2023. The joint proxy statement/prospectus of the Company and Evoqua included in the registration statement on Form S-4, including the information incorporated by reference therein, contains additional information about the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 19, 2023, the Board of Directors (the “Board”) of the Company increased the size of the Board from 10 to 12 directors, and, pursuant to the terms of the Merger Agreement, appointed Lisa Glatch and Lynn C. Swann as members of the Board to fill the resulting vacancies. The appointments of Ms. Glatch and Mr. Swann are pursuant to and effective as of the closing of the Merger (the “Closing”). Ms. Glatch and Mr. Swann served on the Board of Directors of Evoqua from 2020 and 2018, respectively, up to the Effective Time.

In addition, Ms. Glatch was appointed as a member of the Board’s Leadership Development and Compensation Committee, and Mr. Swann was appointed as a member of the Board’s Nominating and Governance Committee, each as of the Closing.

The Board has determined that Ms. Glatch and Mr. Swann are independent under the Company’s Corporate Governance Principles, the New York Stock Exchange listing standards and applicable SEC rules and regulations.

Ms. Glatch currently serves as a director on the Board of Directors of Hess Corporation. There are no arrangements or understandings between Ms. Glatch and any other person pursuant to which she was elected as a director.

Mr. Swann currently serves as President of Swann, Inc. He also serves as a director on the Board of Directors of Apollo Global Management, Inc., and as a trustee on the Board of Trustees of American Homes 4 Rent. There are no arrangements or understandings between Mr. Swann and any other person pursuant to which he was elected as a director.

Neither Ms. Glatch nor Mr. Swann are a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Glatch and Mr. Swann will receive compensation consistent with the standard compensatory arrangements for non-employee directors of the Board, as described under the heading “Director Compensation” in the Company’s 2023 Proxy Statement filed with the SEC on April 3, 2023. Ms. Glatch and Mr. Swann will each receive the annual cash retainer fee and equity grant for service on the Board up to the 2024 Annual Shareholders Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). There were 156,938,807 shares of Xylem Common Stock represented at the Annual Meeting in person or by proxy, constituting 86.89% of the outstanding shares of Xylem Common Stock on March 20, 2023, the record date for the Annual Meeting. The final voting results for each item voted on at the Annual Meeting are set forth below:

1.	Proposal One: Election of Ten Directors. The following nominees were elected to serve as directors of the Company for a one-year term:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Jeanne Beliveau-Dunn	144,997,795	3,154,405	197,252	8,589,355
Patrick K. Decker	146,357,349	1,788,860	203,243	8,589,355
Earl R. Ellis	147,161,715	959,106	228,631	8,589,355
Robert F. Friel	136,929,297	11,135,808	284,347	8,589,355
Victoria D. Harker	129,295,648	18,839,258	214,546	8,589,355
Steven R. Loranger	142,495,423	5,647,248	206,781	8,589,355
Mark D. Morelli	144,629,293	3,512,522	207,637	8,589,355
Jerome A. Peribere	138,785,460	9,354,969	209,023	8,589,355
Lila Tretikov	133,730,976	14,405,843	212,633	8,589,355
Uday Yadav	139,033,050	9,094,070	222,332	8,589,355

2.

Proposal Two: Ratification of Appointment of the Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023:

FOR	AGAINST	ABSTENTIONS
152,645,669	3,613,673	679,465

3.

Proposal Three: Advisory Vote on Named Executive Compensation. Shareholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as described in the Company’s 2023 proxy statement.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
123,038,261	25,000,399	310,792	8,589,355

4.

Proposal Four: Shareholder Proposal – Policy Requiring Independent Board Chair. The shareholder proposal did not obtain approval because it did not receive the affirmative vote of a majority of the votes cast at the Annual Meeting:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
56,770,916	89,700,132	1,878,404	8,589,355

Item 7.01	Regulation FD Disclosure

On May 24, 2023, the Company issued a press release announcing the Closing and the appointments of Ms. Glatch and Mr. Swann to the Board. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2023, among Xylem Inc., Fore Merger Sub, Inc. and Evoqua Water Technologies Corp. (incorporated by reference herein to Exhibit 2.1 to the Company’s Form 8-K filed on January 23, 2022, File No. 1-35229).

99.1	Press Release issued by Xylem Inc. on May 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 24, 2023	By:	/s/ Kelly C. O’Shea
Kelly C. O’Shea
VP, Chief Corporate Counsel & Corporate Secretary